UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2024

CO-DIAGNOSTICS, INC.
(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 29, 2024, Co-Diagnostics, Inc. (the “Company”), held its 2024 annual meeting of shareholders at which the following matters were voted on:

Proposal No. 1: Election of Directors. The Company’s shareholders elected for a three-year term one person nominated for election as a director. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-votes
James Nelson	6,684,070	4,008,945	4,376,742

There were no abstentions with respect to the election of directors.

Proposal No. 2: A proposal to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Executive Compensation.” This proposal was adopted.

For	Against	Abstain	Broker Non-votes
9,312,471	1,279,949	100,595	4,376,742

Proposal No. 3: Frequency of Future Advisory Votes to Approve Executive Compensation. The Company’s shareholders voted upon and adopted a non-binding resolution approving the frequency of One Year (an annual vote) for the frequency of future advisory votes relating to the compensation of the Company’s named executive officers:

One Year	2 Years	3 Years	4 Years
10,235,779	120,759	199,580	136,897

Proposal No. 4: A proposal to ratify the Audit Committee’s appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. This proposal was ratified.

For	Against	Abstain	Broker Non-vote
13,285,933	1,742,178	41,646	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: August 30, 2024	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)